Exhibit 99.2

Transcript of
Westmoreland Coal
2012 Fourth Quarter Investor Conference Call
March 1, 2013

Presenters
Keith Alessi - Chief Executive Officer
Bob King - President & Chief Operating Officer
Kevin Paprzycki - Chief Financial Officer

Participants
Brett Levy - Jeffries & Company
Charles Frischer - LF Partners
Matt Farwell - Imperial Capital
Bob Clutterbuck - Clutterbuck Capital
Curt Starer - Aberdeen Asset Management
Frank Duplak - Prudential
Greg Venit - Private investor

Presentation

Operator
Good morning, ladies and gentlemen, and welcome to Westmoreland Coal Company's Investor conference call. At this time, all telephone participants are in a listen-only mode. Following the formal presentation, instructions will be given for the question and answer session, which will be conducted by telephone. Web participants wishing to ask a question will need to dial in by telephone to the audio portion of the call. (Operator instructions.) As a reminder, this conference is being recorded today and a replay will be made available as soon as practical on the investor portion of the Westmoreland website through September 1, 2013.

Management's remarks today may contain forward-looking statements based on the company's projections, current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company's actual results may differ materially from the projections given and results discussed in any such forward-looking statements.

For a summary of risk factors and other information regarding forward-looking statements, please refer to company's Form 10-K for fiscal year 2012 to be filed with the Securities and Exchange Commission on March 12, 2013. Any forward-looking statements represent the company's views only as of today and should not be relied upon as representing its views as of any subsequent date.

While the company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change, and therefore, you should not rely on these forward-looking statements as representing the company's views as of any date subsequent to today.

Mr. Keith E. Alessi, Chief Executive Officer of Westmoreland Coal Company, will be delivering today's remarks. Thank you, Mr. Alessi. Please begin.

Keith Alessi - Chief Executive Officer
Good morning. Keith Alessi here in Englewood, Colorado at our corporate headquarters. Joining me today is Bob King, our President and COO; and Kevin Paprzycki, our CFO. And we're here to talk about our 2012 results, as well as talk a little bit about where we see the company going in 2013.

Three years ago, we indicated to people who were listening that we had successfully repaired our base business; that is that we had the command and control structures in place. We had gotten our arms around the operation and that we were beginning to execute a strategic plan, and that strategic plan was intended to create long-term value. The issues at that time and the challenges at that time were the fact that the company had a lack of liquidity, we had a perceived lack of reserves at our existing mines, and we had an acute need to diversify our customer base so that we would not become as vulnerable as we were to individual one-off issues that would occur at customer locations that had dramatic and negative impacts on our operations. Over these last three years, I think we have dramatically demonstrated that we have successfully executed to that plan and the 2012 results, which we posted this morning, are strong evidence of that.

Looking back, the bond issue in 2011 was really a key event for this company. It provided us with the liquidity we needed to get the breathing room that allowed us really to forge some really key strategic partnerships with vendors that helped us drive down costs. Most importantly, it loosened up the bonding market, which had hampered this company's operations and financial results for many years. So the '11 bond issue put us on a lot of people's radar and I know that there are a lot of folks on this call today who bought into that bond issue and hopefully are satisfied with the results they've gotten from that investment.

Over the past two years, we have successfully added several hundreds of thousands of tons of reserves and resources at our mines, and we've done so at literally pennies on the dollars; and that is something that we had represented to people that we could accomplish, but now we have successfully demonstrated over these past two years.

2012 was a critical year for us because we had been representing that we had a scalable platform, that we had a sound, strategic plan, that we could in fact grow this business by identifying strategic acquisitions that would be cash flow accretive, that would diversify our business risk and would help us to delever the business quickly. I know some folks were a bit skeptical about being able to do all those things, but the Kemmerer acquisition, which occurred in February of 2012, really pointed out the soundness of our thinking and the results speak for themselves, 2012 record revenues, record EBITDA. We repaid almost $45 million in debt. We got upgrades from both rating agencies on our bonds; not something easily done in the coal space today. The first analyst coverage in recent history was initiated on the company, and we ended the year in perhaps the best condition that we have in quite some time. Bob and Kevin are going to talk in a short period of time here about those results.

Equally important, when you look at not only the debt retirement that occurred during 2012, but you look at the remaining interest expense, our results reflect $43 million or so in interest expense. So while we were able to narrow the book loss to $8 million, it doesn't take much of a stretch to understand how you can turn book income here positive. You do it through an expansion of EBITDA. You also do it through a reduction of debt and the corresponding interest expense. So it's steady as she goes as far as that goes.

I believed in 2009, as I do today, that it was important for us to demonstrate that we could execute to that strategic plan before we really went and started talking to the equity markets and I think we're at that point now. And so where I want to leave this conversation is to discuss how do we tell our story to the market, and what is the story that we're going to tell.

On a strictly theoretical basis, and I underscore the word theoretical, businesses are valued on some multiple of a cash flow measure. That cash flow measure can be an adjusted EBITDA number. It can be a free cash flow number, but regardless, enterprises are valued on that basis.

If you were to look at that theoretical model today, and we believe adjusted EBITDA is the appropriate measure in our case, you would say that Westmoreland is trading on a trailing 12 at about five times adjusted EBITDA. We just put up $105 million in EBITDA, our total debt plus market cap about $500 million, so for round numbers, we're trading at about five times. As I see it, there are really three paths now to create value. One of those is, of course, to increase EBITDA. Theoretically speaking, every dollar of EBITDA that one would generate, you would apply a multiple to it and that would accrue to the benefit of the equity.

A second way that you can create value is to delever a business because if you keep a constant theoretical multiple, every dollar of debt you reduce accrues to the benefit of the equity. The third way to create value is to expand the multiple, and that is 100% outside of our control. Those of you who follow the coal space know that coal stocks have been beaten down pretty strongly. But on a theoretical basis, every move in the multiple to the north would create equity value. Since that one is outside of our control, we really don't focus on it per se, but we did do the prior two points during the year.

We expanded our EBITDA 40-some%. We reduced $45 million in debt, and so we think the best way to create value is to continue to run our business well and that ultimately, one will get paid when market conditions dictate that we should. We have, by the way, about 14 million shares outstanding, so one could do the theoretical math of, what, another $40 million in debt reduction might be or another $14 million in EBITDA might be. You can all do that math. I'm not suggesting that the math always works out in practice, but it certainly does in theory.

So where do we go from here? Here's where we go from here. We're going to continue to manage and drive down cost. The strong platform in systems and controls that we have put in place are now allowing us to achieve further efficiencies as things that were once unattainable, either due to lack of analysis or lack of systems, now become lower hanging fruit; and Bob and Kevin are going to refer to some of that as we talk in a minute. We're going to continue to delever the business.

Our free cash flows will go to reducing debt, and we're going to continue to look for cash accretive acquisitions and, of course, we will be deliberate in our approach and we will be opportunistic as those present themselves.

And we're going to initiate in 2013 some new initiatives to talk to the equity markets. This past year, we presented late in the year at the Imperial Conference. We certainly appreciated the invite to speak there. We were well received there. We intend during 2013 to attend at least two major conferences. We intend to do several non-deal equity road shows. We will get out on the Street and talk about the results that we put up and get people to understand the plan that we are executing to.

It was with some hesitance that in my quotes in the press release, we gave some what I consider to be very rudimentary and conservative guidance. We've had people ask us many times over the years how you are going to do this year and the caveats that we always issue are, if you can tell me the weather, the hydro season and what unknown maintenance items might occur at our customers, I could give you a pretty good idea of what the year is going to be.

So with all those as caveats, knowing what we do know about the weather right now, knowing what we do know about the hydro season or the anticipated hydro season based on existing snow packs, knowing what we do know about scheduled outages on the part of our customers, we've given again what I consider to be very rudimentary and basic guidance. That said, as you are all well aware, our quarters tend to break out differently year-to-year based on when those events are scheduled and as Kevin will go into in a little more detail, as I see 2013 breaking out, I'd see the odd numbered quarters, that being quarter one and quarter three, being relatively flat types of quarters. I think you're going to see the upside, the major upside is going to occur in quarter two and they'll see some upside in quarter four, we believe.

Now that's sitting here knowing what we know today, things could certainly get better, or knock on wood, they could get worse, depending on events largely driven by weather and maintenance going forward. So with that as the setup, I'm going to turn it over to Bob to do a quick review of operational issues in '12 and where we see '13 shaping up. Kevin will give a little more color on the numbers and then we'll open it up, as always, for questions.

Bob King - President & Chief Operating Officer
Thank you, Keith, and good morning, everyone. I'll start with safety. Westmoreland's overall safety performance during the fourth quarter of 2012 continued to be very good. End of year, we ended up the year with reportable incident rates and loss time frequency rates significantly lower than the national averages. Of significant note, we had our Jewett, Beulah, Absaloka and Savage Mines, that's four of our six mines, went going the entire year without a lost time accident. In addition to that, our ROVA power plant also went the entire year without a lost time accident and is now on two years actually without a lost time accident.

Operationally during the fourth quarter, Westmoreland's mines experienced no significant operational or maintenance issues and the mines continued to run very well. Our ROVA power plant, however, did experience more forced outage hours than we had budgeted, somewhat impacting our results. In the fourth quarter, overall production increased and sales improved as competition from hydro and natural gas continued to decrease.

When we look at our sales and production for the quarter, the only significant issues were an unplanned outage at the Coyote plant, which is serviced by our Beulah mine. That plant went down in the last week in November and actually came back up in February of this year. And in addition to that, the continued outage at Sherco 3, which continued to be down throughout the quarter impacting Absaloka's production. Because of the Coyote plant outage, the Beulah mine only delivered 426,000 tons for the quarter, which is about 300,000 tons less than budgeted. And the continued Sherco outage negatively impacted our Q3 sales and production by a little over 600,000 tons.

When we look at our sales and production for the year, nearly all of our shortfalls were related to three major issues. The first of those being the Sherco outage impacting Absaloka. The second would be the low dispatch of the Colstrip plants in the first half of 2012. And the last one, of course, would be the Coyote plant, which I just discussed. The remainder of our facilities have run at or very close to what was budgeted, and our customers have taken their contracted tons, or they took their contracted tons.

As we look at 2013, we believe that our customers are well positioned to dispatch and be competitive in the electricity markets and that's mainly because of our mine-mouth model. That model provides both an advantage to our customers because of transportation savings and provides Westmoreland with the advantage of locations that's difficult for other mines to compete with.

Based on the reductions in drilling for gas, we're anticipating that in 2013 gas prices are going to be higher than in 2012 and that should allow greater dispatch for our customers' coal plants. With regard to gas, and we've noted this in the past, it should be noted that the delivered cost of coal for all of our plants that we supply competes very favorably with gas even in the $2.00 to $3.00 range.

At this point in time, it also looks like the Columbia River snowpack is a little below normal, and if that holds, competition from hydro should be less than it was last year and the coal plant should run more than it did last year.

For 2013, we're now projecting that we'll sell somewhere between 23 and 25 million tons of coal versus the 21.7 million tons in 2012. That, of course, assumes that gas prices continue to be higher than they were last year and hydro projections are in alignment with what we're seeing now, and that in addition to that, that our customers don't experience any major unplanned outages.

You'll also note in our press release that we expect to spend somewhere between $23 million and $28 million in capital this year, and this is primarily for reserves and maintenance of production spending.

Keith mentioned earlier over the last couple of years, we've acquired over 200 million tons of coal resources and over 100 million tons of additional reserves, counting those associated with the Kemmerer mine. The Kemmerer mine had a little over 100 million tons of actual reserves.

The proposed capital also includes completion of the western wye switch at our Absaloka mine, which is going to allow us to effectively shift to the west from our mine. This switch is scheduled to begin or to complete construction of that switch in mid-June of this year and we'll be shipping coal to the west to our customers shortly after that completion.

On a final note, this year we'll be implementing a major initiative to consolidate several of our administrative functions here at Westmoreland, and those include areas in accounting, human resources, supply chain. This effort is going to build upon the strong base that Keith mentioned earlier, that we've built over the last few years and the intention is to establish standardization across our organization, provide greater efficiencies and support for our mines and reduce our administrative costs.

With that, I'll turn it over to Kevin and he can talk about the numbers.

Kevin Paprzycki - Chief Financial Officer
Good morning, everyone. We finished 2012 with $105.4 million of EBITDA and that represents over a $32 million increase and up 44% from 2011, and again, that is a company record. Our Q4 EBITDA came in at $28 million, which is up $16.6 million from Q4 2011, and it's 2.5 times that amount.

Our 2012 revenue was just over $600 million, and again, that is another Westmoreland record; and our 2012 operating income came in just under $29 million and that was a 170% increase. Again, this 2012 performance was accomplished despite some of the things Bob mentioned: major customer outages, unplanned ROVA outage time and the mild weather impact we saw that hit the first half of the year. In addition to those items, we also had $2 million of Kemmerer transaction costs hit our EBITDA and P&L during 2012.

We finished the year on a cash basis at $31.6 million, which is a slight increase of where we started the year; and that was after we purchased back $23 million of our senior notes during the fourth quarter at slightly over par.

Our total debt repayment in 2012 was just under $45 million, and we drove our net leverage ratio down to exactly 3.0. That was up right after the Kemmerer acquisition to a high of 4.2. We expect to continue deleveraging during 2013, both through our continued amortization of WML debt, but also as we generate cash buying back more senior notes over the course of the year. With our total interest expense at $43 million, our delevering strategy will help us improve our net income on a go-forward basis.

The last item I wanted to point out in 2012 is that our Heritage cash spend in '12 reduced under $15 million, and that's our third consecutive year that we reduced our cash outflows on Heritage.

Looking forward into 2013 again, based on what we know today, we're projecting to sell between 23 million and 25 million tons of coal. That's up from the 21.7 million tons in 2012. If we achieve that level of tonnage, we would generate between $112 million and $120 million of EBITDA for the year. With the capital spend of between $23 million and $28 million for 2013, even if our EBITDA were to remain flat with 2012, we would still generate positive cash flow in 2013.

Lastly, as we project out 2013 on a quarterly basis, we do see a slight change from the historical pattern, as Keith mentioned. We've seen some customer outages shift from Q2 into the end of Q1. And with that shift in the tail end of the Beulah customer outage, we're viewing Q1 as our softest quarter right now for 2013.

Keith Alessi - Chief Executive Officer
Thanks. Before we open up for questions, I'd just like to make a couple of closing comments on the presentation side of this. About five weeks from now, Bob will be stepping up into the CEO role as we announced last year. I'll be stepping up to the executive chairman role, and Dick Klingaman, who has provided incredibly strong leadership as chairman during a very difficult time in the company's history, will be becoming the head lead director, independent lead director on the board and so we look forward to continuing to get his wisdom and input in an important role on the board of directors.

With that, I'll open it up for questions.

Operator
(Operator instructions.) Our first question is coming from Brett Levy from Jefferies & Company. Please proceed with your question.

Brett Levy - Jefferies & Company
First of all, Keith, it's good to reacquaint, I think the last time I spoke with you and it's 1988 when you were a CEO, a CFO of Farm Fresh.

Keith Alessi - Chief Executive Officer
That's a prior life.

Brett Levy - Jefferies & Company
Yes, yes, no, I was a bondholder back in the '80s, crazy.

All right, let's go to the business. You said you want to delever the business, but you also say you want to make cash accretive acquisitions. I am assuming that it's possible that you might use leverage to make these acquisitions, or are you planning on using existing cash or equity, are they all going to be tuck-ins? I mean is there any possibility of a re-levering acquisition?

Keith Alessi - Chief Executive Officer
Absolutely. In the mining industry, it's unlikely we're going to find any acquisitions that we can do for $20 million or $30 million, which is kind of the cash we're carrying at this point in time, but that's what we did when we did Kemmerer. When we did Kemmerer, we levered up, but we think we can do both because the Kemmerer acquisition, while we had a very short-term spike in leverage, put us on a glide path to de-leverage quicker than we would have in the absence of Kemmerer, so we'll look for those types of deals. It might involve short-term pop in leverage, but will lead to quicker long-term reduction.

We're really proud of the fact we took a full turn of leverage off, and it doesn't get done very often, particularly in this industry you can delever that quickly. And if you just take the glide path we're on, we're certainly on our way to knocking at least another half turn of leverage off during 2013, but we'd only do acquisitions that would allow us to get down that path quicker.

Brett Levy - Jefferies & Company
An in terms of the types of companies, I mean, is this sort of more along the lines of mine-mouth or is there a particular, like, type of company you're particularly looking to acquire?

Robert King - President, Chief Operating Officer
This is Bob King. We would be looking at opportunities that look similar to what we have now in our portfolio. Mine-mouth, of course, would be something we'd definitely be interested in, but we would also we looking for opportunities that may be one step out from mine-mouth, where you might have something like a captive market or something like that.

Brett Levy - Jefferies & Company
And probably buying from a private owner.

Robert King - President, Chief Operating Officer
I think that we would be open to opportunities from just about anywhere.

Keith Alessi - Chief Executive Officer
You know Kemmerer mine came out of Chevron. There's certainly mines embedded in public utilities that would be interesting to us, so we look for where they are.

Brett Levy - Jefferies & Company
All right and you mentioned that you're going to continue to buy back bonds. Have you bought back more bonds in the first quarter? Can you give any sense as to magnitude or price?

Kevin Paprzycki - Chief Financial Officer
We have not bought back any bonds in the first quarter.

Brett Levy - Jefferies & Company
Thank you very much guys. I'll get back with you.

Operator
Thank you. Our next question is coming from Charles Frischer with LF Partners. Please proceed with your question.

Charles Frischer - LF Partners
Good morning, Keith, good morning, Bob, nice work on the quarter and for the full year. I have a couple of questions, if I could.

Based on the company's projections for 2013 of at least $112 million of EBITDA, I know this is projection, and a high estimate on the capex side for the $28 million, your cash flow after debt, I know its number is about $47 million or about $3.25 a share after you pay off your interest expense. If you run that performance out, guys, over the next, say, four or five years, the cash flow allows the company in essence should be debt-free. Am I missing anything in the numbers?

Keith Alessi - Chief Executive Officer
Well, it's tough to project five years out, given the ever-changing landscape. I wouldn't take it quite there. I think I would be a lot more comfortable saying over the next several years, we would continue down that path of deleveraging. We're required by the bond indenture to offer 75% of the excess cash flow back to bondholders, which we certainly will do, and that the negative arbitrage with cash, we would want to get as many bonds back as we could.

So there are some underlying changes in the business that will occur during that five year period. We have a contract expiring at the Beulah mine. We're working diligently at replacing the cash flow out of that facility. We're going to have to make some decisions around our ROVA power plant during that period of time that could change the cash flows, but we see numerous opportunities, whether it'd be just playing it out, as you described, maybe with some different math around it and some monetization of some assets that could get us there conceivably. But boy, it's hard to say five years down the road in this business.

Charles Frischer - LF Partners
I understand that, and having been a long-term shareholder I understand that as well as you do. I would love to see you do another acquisition obviously like Kemmerer or junior Kemmerer or whatever comes that meets your criteria, and I trust you guys will be very diligent in doing smart deals. Have you had any thoughts of if you don't do a deal, what you've started at some point in the next couple of few years, there's a lot of cash flow, have you had any ideas what you might do with the cash flow if you can't do a deal?

Keith Alessi - Chief Executive Officer
Well, because of the indentures that we currently operate, we don't really have a lot of flexibilities. I could talk in some theoretical outcomes. You could make an argument at some point down the road that you would refinance the debt we have in place; you would refinance it hopefully at lower rates. You'd get greater flexibility to do things like repurchasing your shares. We're not allowed to do that under our existing agreements. But just from a theoretical standpoint, if the market doesn't value your stock and your cash flow, you would want to go out and buy your own stock back, but it's not an option for us today. We would have to totally refinance the business to even open that up as an option.

I mean that's where on a personal level I would look to do it, but it's not an option, so you'd have to do some other things to get there. You can't pay dividends either. That's not allowed under our existing indentures, so you'd have to totally refinance the business, which is not something that we would steer away from. If it made sense, I'm sure the board would sit down and say hey, let's do this.

Charles Frischer - LF Partners
Okay, that's great. The tonnage projection that you provided in your press release, does that include any coal from the wye, or is that sort of the wye any western coal not part into that 2013 projection?

Robert King - President, Chief Operating Officer
Yes, we do have some coal going out through the wye to what we call our odd-lock customers, which are very small industrials. In addition to that, we have some scheduled test burns with some customers that at this point in time, I can't say who they are.

Charles Frischer - LF Partners
Sure, but I guess, Bob, the good thing is if we get the wye finished and sell some coal to some folks 2014, that might be accretive in terms of the number of tons we sell in '14 if we can get that wye done and pick up a couple of customers. Is that fair to say?

Robert King - President, Chief Operating Officer
You betcha, that's one of the things we're looking to is that does open up a whole new sort of area for us to look for customers to the west, as well as long-term potential exports, although we're not hanging our hat on the export story right now. But, yes, definitely looking to open up opportunities with that wye, and like I said, we're planning on that having been finished with construction in mid-June.

Keith Alessi - Chief Executive Officer
Yes, we had hoped to have the wye done in '12. The paperwork to get it through Washington, DC is what delayed it. We were ready to go, but it's just the bureaucracy just really ground it down, but it's now ready to go.

Charles Frischer - LF Partners
Terrific, thanks guys, great quarter.

Operator
(Operator instructions.) Our next question is coming from Matt Farwell from Imperial Capital. Please proceed with your question.

Matt Farwell - Imperial Capital
Good morning, guys. I have a few questions. First is on the excess cash flow, so clearly, you are going to be generating a lot of cash according to the guidance. And then you seem to have some flexibility within the indenture to buy back bonds versus redeeming them at par. Can you go into that, what kind of flexibility do you have?

Kevin Paprzycki - Chief Financial Officer
If our excess cash flow is less than $1 million, we do not have to make an offer, and so we made the decision in Q4 to move forward and buy $23 million back, get the certainty of the redemption and the timing, the benefit of the timing, so we would look to do that in the future, I guess, as long as we keep that excess cash flow under $1 million.

Keith Alessi - Chief Executive Officer
The indenture only requires that we offer it at par and then given market conditions in pricing on our bonds, I don't think there's a high probability that many of our bondholders will be interested in selling us the bonds back at par. So we went out into the market and opportunistically purchased when we felt that the math worked and we'll continue to look at that.

Matthew Farwell - Imperial Capital
Okay, and you basically are restricted from making any stock buybacks at this point.

Kevin Paprzycki - Chief Financial Officer
Yes.

Matt Farwell - Imperial Capital
Okay. On Absaloka, I know we'll have another year of issues at the Sherco plant, but once we presumably have production ramp up to back to where it was, should we expect some sort of EBITDA improvement from that segment in the out years?

Robert King - President, Chief Operating Officer
Certainly, we're down a couple of million tons just out of that operation because of that circumstance, so yes.

Matt Farwell - Imperial Capital
Okay. And also at Kemmerer, there you're sort of giving us some guidance this year. It's essentially roughly flat EBITDA per ton, but that seems like an attractive asset, and you may have some pricing improvement in the contract so can we get any understanding of what 2014 or '15 might look like for the Kemmerer asset?

Kevin Paprzycki - Chief Financial Officer
I think it's going to be a pretty level, but I think you're going to see an additional month obviously that we didn't have January '12, but I think you'll see some improvement there just based on the extra month and then pretty level on a volume basis.

Keith Alessi - Chief Executive Officer
And that's over the next several years. We're currently mining in reserves that we own. When we move back onto coal that we don't own, actually, there's a slight degradation in EBITDA on a per ton basis, because we benefit in effect from the royalty, if you will, from the tons that we're mining that we own.

Matt Farwell - Imperial Capital
Okay. And then you gave us some capex guidance; is that something safe to sort of a maintenance number that we can use and project into the out years?

Robert King - President, Chief Operating Officer
Our sort of maintenance of production capitals should be sort of around that dollar a ton of capacity basis, yes.

Matt Farwell - Imperial Capital
Congratulations on a good year.

Operator
Our next question is coming from Bob Clutterbuck with Clutterbuck Capital Management. Please proceed with your question.

Bob Clutterbuck - Clutterbuck Capital Management
Good morning, guys. I'll echo what everyone else said; congratulations for a terrific year and having this thing on track. Most of my questions have been asked and answered; but, Bob, I just wanted to follow up a question earlier, just so I know so I can put it in the numbers or not. On the western wye, which you guys have said will be completed-by the way, the first question is are all of the permits secured and what have not and now it's just a matter of building it out?

Bob King - President, Chief Operating Officer
Yes, we have all the permits in hand. We're basically now on the railroad to be in schedule for construction, and they have indicated they're going to start construction in mid-May and be completed by mid-June. The reason it's taken this long is just because they don't do much construction in that part of the country in the middle of the winter.

Bob Clutterbuck - Clutterbuck Capital Management
Yes, I can understand that. And Bob, while you said that in the 2013 EBITDA range that you guys put out, there is some coal delivered off of that western wye. I didn't understand are there any inclusions in the 2013 EBITDA for potential new clients resulting from burns? Was that factored in, or would those all be accretive to the numbers you have if indeed we got new clients off of burns once the wye is open?

Bob King - President, Chief Operating Officer
We have only factored in the sales for test burns. We have not factored in any capture of longer-term contracts that could develop from those test burns.

Keith Alessi - Chief Executive Officer
Bob, if we're going to get those accounts, they wouldn't show up until '14 anyway.

Bob Clutterbuck - Clutterbuck Capital Management
I've got you, so from a sequence, Keith and Bob, what you're saying is by the time the burns, by the time we open up the wye and have the burns, if indeed, we capture those accounts, those would maybe be slightly accretive at the very end of '13, but really 2014 numbers. Is that what you're saying?

Bob King - President, Chief Operating Officer
That's correct.

Bob Clutterbuck - Clutterbuck Capital Management
Okay, terrific. I doubt whether you'd want to speculate on what that could be, or are you optimistic, cautiously optimistic, what's the scoop there?

Bob King - President, Chief Operating Officer
We're cautiously optimistic.

Keith Alessi - Chief Executive Officer
We're always optimistic, Bob; around here, we have to be optimistic.

Bob Clutterbuck - Clutterbuck Capital Management
Keith, by the way, you're right about not too many bondholders at least right now want to sell at par, but we love to see you guys in there buying. So congratulations, I'll let you guys go to the next question on the queue.

Operator
Thank you. Our next question is coming from Curt Starer from Aberdeen Asset Management. Please proceed with your question.

Curt Starer - Aberdeen Asset Management
Good morning, gentlemen, congratulations on a good quarter. Just a quick question on your approach for your debt reduction, you took out $45 million in debt this year, [inaudible] of the senior secured notes. It sounds there's a little more that you paid down on the term loan of the amount. Can you kind of talk to how you approached that and where you're going to put the cash flow?

Kevin Paprzycki - Chief Financial Officer
We're pretty fixed in our approach. With the WML, we're going to amortize off going forward $18 million in 2013 and that's just fixed required quarterly payments. And so based on what and the timing of our excess cash flow that we have going forward, we will probably just move to buy the bonds back over the course of the year. Obviously in stronger quarters, we'll have more cash and a stronger ability to do that.

Curt Starer - Aberdeen Asset Management
So it'll just be piecemeal. I think just back of the envelope here, [inaudible].

Kevin Paprzycki - Chief Financial Officer
Yes.

Curt Starer - Aberdeen Asset Management
Out of curiosity, just looking at the structure there, how much cash is that [inaudible]?

Kevin Paprzycki - Chief Financial Officer
Over the course of 2012, we've always run somewhere between probably $3 million and $10 million. The quarterly distributions coming out of WML have been last quarter for Q3, we took out $5 million, in this quarter, we took out $7 million, so we just kept a couple of million dollars in there distributing the rest up to the parent.

Curt Starer - Aberdeen Asset Management
That's all my questions. Thank you very much.

Operator
(Operator instructions) Our next question is coming from Frank Duplak from Prudential. Please proceed with your question.

Frank Duplak - Prudential
Good morning, guys, nice quarter. I had a couple of follow-ups. Can you guys give us an update on the ROVA. Is the ball moving forward at all there on the sale process? I know it's been going slow and trying to get Dominion to kind of focus has been an issue, but can you give us any update on how that might be moving along?

Keith Alessi - Chief Executive Officer
I'm glad you asked. I'm now going to issue my fifth annual I think we're getting close comment. It's been just frustrating. We've made a half-dozen proposals to the folks at Dominion. We get close we think. Then the bureaucracy there starts grinding and somebody upstairs says no. We are still in dialogue. We are actively pursuing Plan B and Plan C, if we can't get something done, but it still remains our ultimate desire to monetize the asset. But clearly, this is never going to move on our timeline. If it could, it would have been done long ago.

Frank Duplak - Prudential
And do you guys have any idea, I mean, what sort of gas price would you need for that to be sort of something that's at least breakeven rather than cash losing once the contract rolls off? Do you have to get back to $7 gas or what kind of numbers?

Keith Alessi - Chief Executive Officer
It's not economics that's driving it. It's the fact that, I mean the plant can be profitable in the marketplace today between capacity payments. And ultimately that plant should run as a peaker operation, not as a base load we think, but we could operate it profitably if we weren't bound by the contract and gas prices down in the $4.00, $5.00 range, it could be economical, so that's not what's been the impediment here. It's been more complicated regulatory and political issues on the other person's part.

Frank Duplak - Prudential
And just as I think about the increased tonnage guidance kind of year-over-year, is there any plan to shift to Sherco in 2013? Is that part of the uplift, or is it just a bunch of small pieces, the wye opening up and some other things kind of going on?

Bob King - President, Chief Operating Officer
We're now anticipating the Sherco unit will be up based on what we're hearing, and we haven't got a definitive number yet, but somewhere in the July/August time frame, so we should be capturing some benefits from Sherco in the last quarter if everybody's assumptions hold.

Frank Duplak - Prudential
And if that comes up, that's about 300,000 tons a quarter-ish-type number.

Bob King - President, Chief Operating Officer
No, it's more than that. It's-

Kevin Paprzycki - Chief Financial Officer
Closer to 700,000.

Bob King - President, Chief Operating Officer
Yes, 600,000 or 700,000.

Frank Duplak - Prudential
Okay. So is that really the big chunk of the change in the increase in guidance is that sort of in there, that's a big piece of it?

Kevin Paprzycki - Chief Financial Officer
You have a big piece to deal with. It's just that the shutdown in 2013 being less significant than the shutdown in '12, so that's another increase in tonnage there, an increase in EBITDA.

Frank Duplak - Prudential
And then can you give us some more color what happened with the customer there? Any color and it sounds like it's back up and are they taking coal? If you can just give us an update, that would be great.

Bob King - President, Chief Operating Officer
The Coyote station is back up and running full steam. It's doing well, came back up in the middle of the year.

Keith Alessi - Chief Executive Officer
He was asking what was the problem.

Bob King - President, Chief Operating Officer
Oh, what was the problem?

Keith Alessi - Chief Executive Officer
Yes.

Bob King - President, Chief Operating Officer
I think they had a generator problem is what the problem was.

Frank Duplak - Prudential
All right. Thanks guys, I appreciate the time.

Operator
Your next question is coming from Greg Venit, a private investor. Please proceed with your question.

Greg Venit
Congratulations, guys. One question I had was the western wye being done and the potential size or a range of size of tonnage that you may be able to achieve with some of the contracts that you're looking at right now. Without naming the client, can you give us an idea of the range of what kind of tonnage you might be achieving?

Bob King - President, Chief Operating Officer
I think at this point in time, we'd prefer to not comment on that, simply because of confidentiality with the customer.

Operator
Thank you. We have reached the end of our question and answer session. I would like to turn the floor back over to management for closing comments.

Keith Alessi - Chief Executive Officer
We look forward to chatting with everybody here in several weeks once we've got the first quarter done, and as always, are happy to take offline calls for Kevin here or Bob and myself. Thanks.

Operator
Thank you. This does conclude today's teleconference. You may disconnect your lines at this time and have a wonderful day. We thank you for your participation today.